UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2022
NEUROPACE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-40337 (Commission File Number)	22-3550230 (IRS Employer Identification No.)
455 N. Bernardo Avenue Mountain View, CA (Address of principal executive offices)		94043 (Zip Code)
(650) 237-2700
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NPCE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On August 10, 2022 NeuroPace entered into an exclusive distribution agreement with DIXI Medical USA Corp., or DIXI Medical, pursuant to which NeuroPace will become the exclusive distributor in the United States of DIXI Medical’s products approved in the U.S. DIXI Medical is a subsidiary of a European company that pioneered the development of stereoelectroencephalography electrodes, or SEEG. These electrodes are used in the epilepsy monitoring units of Comprehensive Epilepsy Centers to determine where epileptic seizures originate.

The agreement has an initial term of three years from the date of commencement of commercial activities under the agreement, subject to early termination under specified circumstances (such as for cause, as defined in the agreement), and may be automatically renewed for additional one-year terms unless either party provides written notice to the other party of its intention not to renew. NeuroPace will purchase its entire requirement of DIXI products from DIXI Medical at negotiated prices, subject to a minimum annual amount of orders during the term of the agreement. DIXI Medical will provide NeuroPace with commercial support during the term of the agreement. For the commercial support, NeuroPace will pay DIXI Medical a $2.0 million cash payment anticipated to be in the fourth quarter of 2022, and a $1.25 million cash payment on each of the first and second anniversaries of the date of commencement of commercial activities under the agreement, for a total of $4.5 million.

Item 2.02    Results of Operations and Financial Condition.

On August 11, 2022, NeuroPace, Inc. issued a press release announcing its financial results for the fiscal quarter ended June 30, 2022. A copy of the press release dated August 11, 2022, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing information in this Item 2.02 (including the exhibit hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press release dated August 11, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuroPace, Inc.

Dated: August 11, 2022	By:	/s/ Rebecca Kuhn
Rebecca Kuhn
Chief Financial Officer and Vice President, Finance and Administration